UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to §240.14a-12

L & L ENERGY, INC.

(Name of Registrant as Specified in its Charter)

___________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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L & L Energy, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, AUGUST 31, 2012

To our Stockholders:

The Annual Meeting of Stockholders (the “Annual Meeting”) of L & L Energy, Inc (the “Company”) will be held on Friday, August 31, 2012, at 2:30 PM Pacific Time, at the Company’s office located at 130 Andover Park East, Suite 200, Seattle, WA 98188, to consider the following proposals:

1.    To elect (5) directors to the Company’s Board of Directors to serve beginning August 31, 2012 for the ensuing year or until their successors are duly elected and qualified or until their earlier resignation or removal (Proposal No. 1);

2.     To cast an advisory vote on named executive officer compensation (Proposal No. 2); and

3. To cast an advisory vote on a plan for the Company to seek potential dual listing outside of the USA with one of the stock exchanges in Greater China as top candidates (Proposal No.3)

BECAUSE OF THE SIGNIFICANCE OF THESE PROPOSALS TO THE COMPANY AND ITS STOCKHOLDERS, IT IS VITAL THAT EVERY STOCKHOLDER VOTES AT THE ANNUAL MEETING IN PERSON OR BY PROXY.

These proposals are fully set forth in the accompanying Proxy Statement, which you are urged to read thoroughly. For the reasons set forth in the Proxy Statement, your Board of Directors recommends a vote “FOR” proposals 2 and 3. The Company intends to mail the Proxy Statement, other documents and proxy enclosed with this notice on or about [August10, 2012] to all stockholders entitled to vote at the Annual Meeting. If you were a stockholder of record of the Company’s common stock on July 20, 2012, the record date for the Annual Meeting, you are entitled to vote at the meeting and any postponements or adjournments of the meeting. Stockholders are cordially invited to attend the Annual Meeting. However, whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the enclosed Proxy Statement, please sign, date, and return promptly the enclosed proxy in the accompanying postpaid envelope we have provided for your convenience to ensure that your shares will be represented. If you do attend the meeting and wish to vote your shares personally, you may revoke your proxy at the meeting.  You may also vote your proxy by the Internet or telephone, see the instructions on your proxy card. We thank you for your cooperation in returning your proxy card as promptly as possible.

By Order of the majority of the Board of Directors,

/s/ Dickson V. Lee

Dickson V. Lee, Chairman & Chief Executive Officer
Seattle, Washington
August 10, 2012

L & L Energy, Inc.
130 ANDOVER PARK EAST, SUITE 200
SEATTLE, WASHINGTON 98188

_________________________________

PROXY STATEMENT

______________________________

2012 Annual Meeting of Stockholders
To Be Held On Friday, August 31, 2012

This Proxy Statement is furnished in connection with the solicitation of proxies by the majority of the Board of Directors of L & L Energy, Inc. (the “Company”) to be voted at the Annual Meeting of Stockholders which will be held on Friday, August 31, 2012, at 2:30 PM Pacific time at the Company’s office located at 130 Andover Park East, Suite 200, Seattle, Washington 98188, and at any postponements or adjournments thereof.

General Info about Voting

Q: Who is soliciting my vote?

A: The majority of the Board of Directors of the Company is soliciting your vote as a shareholder in connection with the upcoming 2012 Annual Meeting of Stockholders.

Q: Where can a copy of the Annual Report be obtained?

A: The Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2012 (including any amendments), as filed with the Securities and Exchange Commission (the “SEC”), excluding exhibits, is being made available to stockholders on the Company’s website at www.llenergyinc.com. The Company will furnish the Annual Report free of charge to any stockholder upon written request to the Company at 130 Andover Park East Suite 200, Seattle, WA 98188.

Q: What is the purpose of the Annual Meeting?

A: At the Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting on the cover page of this Proxy Statement, including the election of directors, an advisory approval of executive compensation and approve a plan for the Company to seek potential dual listing outside of  the USA with one of the stock exchanges in Greater China as top candidates.  In addition, management will report on the performance of the Company for the year ended April 30, 2012, report on the Company’s bonus and compensation plans, and respond to questions from stockholders.

Q: Who is entitled to vote at the meeting?

A: Stockholders of record of L & L Energy, Inc. at the close of business on July 20, 2012, the record date for the meeting, are entitled to receive notice of and to participate in the Annual Meeting. As of that record date, the Company’s records show that it had outstanding and entitled to vote 37,224,073 shares of common stock. The common stock is the only class of stock of the Company that is outstanding and entitled to vote at the Annual Meeting. If you were a stockholder of record of common stock on that record date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting. Each outstanding share of the Company’s common stock will be entitled to one vote on each matter. Stockholders who own shares registered in different names or at different addresses will receive more than one proxy card. You must sign and return each of the proxy cards received to ensure that all of the shares owned by you are represented at the Annual Meeting.

 Q: Who can attend the meeting?

A: Only stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, is limited. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 1:45 PM Pacific time, and seating will begin at 2:00 PM. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Q: Why is the Company soliciting proxies?

A: Because many of the Company’s stockholders are unable to personally attend the Annual Meeting, the majority of the Board of Directors of the Company (the “Board”) solicits the enclosed proxy so that each stockholder is given an opportunity to vote. This proxy enables each stockholder to vote on all matters which are scheduled to come before the meeting. When the proxy is returned and properly executed, the stockholder’s shares will be voted according to the stockholder’s directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card.

Q: What constitutes a quorum?

A: The presence at the meeting, in person or by proxy, of the holders of not less than 33⅓% of the outstanding shares of stock entitled to vote will constitute a quorum permitting the meeting to conduct its business.  As noted above, as of the record date, 37,224,073 shares of the Company’s common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 12,408,024 votes will be required to establish a quorum. If you submit a properly executed proxy card, even if you abstain from voting or if you withhold your vote with respect to any proposal, you will be considered present for purposes of a quorum and for purposes of determining voting power present. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”) or a stockholder abstains from voting, those shares will be considered present for purposes of a quorum but will not be considered present for purposes of determining voting power on that matter.

Q: How do I vote?

A: You may indicate your vote on the enclosed proxy card by signing and dating the card, and returning the card in the enclosed prepaid envelope.

You may also vote your proxy by the Internet or telephone. Proxies submitted by the Internet or telephone must be received by 11:59 PM EDT on August 30, 2012. To vote by the Internet, have your proxy in hand, go to www.proxyvote.com and follow the instructions to obtain your records and to create an electronic voting instruction form.  To vote by telephone, call toll free 1-800-690-6903 any time on a touch tone telephone. Have your proxy card in hand when you call and then follow the instructions.  If you vote by Internet or telephone, you do not need to mail your proxy card. (Include the online voting option)

You may attend the meeting and vote in person. All shares entitled to vote and represented by a properly completed and executed proxy received before the meeting and not revoked will be voted at the meeting as you instruct in a proxy delivered before the meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as the majority of the Board of Directors recommends on each of the enumerated proposals and with regard to any other matters that may be properly presented at the meeting and all matters incident to the conduct of the meeting. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

 Q: Can I change my vote after I have returned my proxy card?

A: Yes, a proxy may be revoked at any time before the voting of the shares represented by the proxy by giving the Secretary of the Company written notice of revocation, by submitting a duly executed proxy card bearing a later date or by a stockholder attending the Annual Meeting and electing to vote in person. Attendance at the meeting will not, by itself, revoke a proxy.

Q: What are the Board’s recommendations?

A: Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the majority of the Board of Directors. The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

•        For the election of five directors of the Company

•         For approval of a plan for the Company to seek potential dual listing outside of  the USA with  one of the   stock exchanges in Greater China as top candidates

•        For compensation of the named executives.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the majority of the Board of Directors or, if no recommendation is given, in their own discretion.

Q: What vote is required to approve each item?

A: The election of the directors of the Company requires the affirmative vote of a plurality of the votes cast by stockholders at the Annual Meeting.  The five nominees receiving the greatest number of stockholder votes will be elected as directors.  A properly executed proxy marked “ABSTAIN” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purposes of determining whether there is a quorum. A majority of the votes cast by stockholders is needed to approve Proposal 2 and 3.

Q: Who will bear the cost of this proxy solicitation?

A: The Company will bear the cost of this proxy solicitation, including expenses in connection with preparing and mailing this Proxy Statement. Copies of proxy materials will be furnished to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of common stock held in their names. We will reimburse brokerage firms and other persons representing beneficial owners of stock for their reasonable expenses in forwarding solicitation materials to the owners.

In addition to this solicitation of proxies by mail, some of our employees may solicit proxies by personal interview, telephone, facsimile or email.  These individuals will not be paid any additional compensation for any such solicitation.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect five (5) directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified. The number of Board Directors is reduced from the existing 8 members to 5 members, for cost saving and efficiency. If a nominee is unable or unwilling to serve as a director at the time of the Annual Meeting (e.g., by withdrawing his or her nomination), the proxies will be voted for any substitute nominees designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board will be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected.

Assuming a quorum is present, the five nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company for the ensuing year. Unless marked otherwise, proxies received will be voted “FOR” the election of the nominees named below. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

On August 5th, 2012, the Board of Directors of L & L Energy Inc. (“L & L”) voted to reduce the number of directors from eight to five. The primary motivation for this reduction was cost savings.

Of the eight existing Board members, three elected, for personal reasons, not to seek re-election at the upcoming Annual Shareholders Meeting to be held on August 31st, 2012. The three members are: Norman Mineta, Shirley Kiang and Edmund Moy. None of the three elected not to stand for re-election because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  In addition to the five Directors seeking re-election, the Board considered two new candidates for Board members. They are: Clayton Fong and Mohan Datwani, Esq. As a result, there were seven candidates/nominees for the five seats of the new Board. Of the seven candidates, the Board of Directors voted to nominate and recommend the following five candidates to become members of the upcoming new Board: Dickson V. Lee, Syd S. Peng, Jingcai Yang, Clayton Fong, and Mohan Datwani.

 Information with Respect to Director Nominees

Listed below are the five (5) nominees for director, with information showing the working experience, educational background and principal occupation or employment of the nominees for director, the principal business of the corporation or other organization in which such occupation or employment is carried on, and such nominees’ business experience during the past years. Such information has been furnished to the Company by the director nominees.

The majority of the Board of Directors recommends that you vote FOR the nominees for director listed below.

Name	Position to be voted for	Age	Director Since
Dickson V. Lee, CPA	Director, Chairman of the Board	64	1995
Syd S. Peng, PhD	Independent Director	73	2011
Jingcai Yang, PE	Independent Director	60	2012
Clayton Fong	Director	53	-
Mohan Datwani, Esq	Independent Director	46	-

Mr. Dickson V. Lee, Chairman - Mr. Lee founded the company in 1995 and is an active participant in the China coal industry, particularly in M&A, wholesale, and logistics. He was trained by KPMG and other U.S. companies in New York. Mr. Lee obtained his New York CPA in 1983. Mr. Lee is an energetic leader who is fluent in Mandarin, Cantonese, and English. He served as a judicial member of the Hong Kong SEC Insider Dealing Tribunal (a trial court) for six years. Mr. Lee earned his MBA from Dalhousie University and received an Honorary Doctorate Degree from Chung Yuan Christian University. He travels frequently between the US and China.

Dr. Syd S. Peng, Independent Director - Dr. Peng is a distinguished professor of mining engineering at the West Virginia University (WVU), specializing in underground mining technologies.  Dr. Peng worked for the U.S. Bureau of Mines, joined the faculty of WVU where he served as Chairman of the Department of Mining Engineering from 1978 to 2006.  Dr. Peng is a member of the National Academy of Engineering and is the recipient of numerous professional awards. Dr. Peng is one of the top Mining Engineering authorities of the world. Dr. Peng has authored and co-authored 4 textbooks and 332 journal and proceedings articles in the areas of longwall mining, ground control and respirable dust. He received his undergraduate diploma in Mining Engineering in Taiwan and earned his PhD in Mining Engineering from Stanford University in 1970.

Mr. Jingcai Yang, Independent  Director – Mr. Yang is a well known leader in the China coal industry. He has over 30 years of experience, 16 of those spent with Shenhua, the largest coal company in the world. Mr. Yang was formerly the Chief Engineer of Shenhua before being promoted to Chairman & CEO of Shendong Coal Corporation, the largest and most profitable Shenhua subsidiary, where he held full P&L responsibility. He has visited the US on numerous occasions, working with many large US coal companies. In 2007 Mr. Yang was elected as a Deputy to the Tenth National People's Congress of China. He now acts as Chairman & CEO of Ocean Wide Energy Investment Company in Beijing. Mr. Yang graduated from Fu Xin Mining Institute in 1977.

Mr. Mohan Datwani, Independent Director – Mr. Datwani was formerly a partner of Paul, Hastings, Janofsky & Walker, a US based international law firm. He has represented a number of leading global financial and corporate institutions on M&A projects in China and Mongolia. His M & A experience includes major coal and resources transactions. Mr. Mohan Datwani joined the company as advisor in October, 2011. Mr. Datwani is admitted as a solicitor in England & Wales and holds an LLB and an LLM from University of Hong Kong and an MBA from University of Iowa. He frequently travels within Asia, Europe and the US and speaks fluent English and Chinese.

Mr. Clayton Fong, Director – Mr. Fong currently holds the position as vice president of L& L. He formerly was appointed by President George HW Bush as Deputy Assistant to the President for Public Liaison, Deputy Director of the US Office of Consumer Affairs and Deputy Associate Director of Presidential Personnel. Mr. Fong is well versed in the US and China coal industry, with experience in mining and logistics. He oversaw the Bowie Mine due diligence and investment for L&L. He was also the CEO of an organization with a payroll of over 1000 employees in 11 offices nationwide. Mr. Fong has extensive experience in management, human resources, marketing, government affairs and international business. He has been an Officer of the Company since 2010.

DISCLOSURE OF CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

The Board of Directors oversees the Company’s business and affairs and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer, by reading the reports and other materials that the Company sends them and by participating in Board and committee meetings. In specific, the Board establishes various committees such as the Audit Committee, the Nomination Committee and the Compensation Committee, so that each Committee can focus on specific areas and work with the CEO for company operations.

Meetings of Board of Directors

The Board of Directors met ten times during the fiscal year ended April 30, 2012, of which one was in person.  The Board of Directors has standing Audit, Compensation and Nominating & Corporate Governance Committees.  Each director attended at least 75% of the aggregate number of the Company’s board meetings and meetings of the committee on which each such director served during the fiscal 2012 year.

Directors of the Board meet frequently via emails, telephones, or in person during the year. In August of 2012, concurrent with the Stockholders’ Meeting a strategic corporate planning meeting is being held in Seattle to discuss the Company’s business matters with Management.

Director Independence

The Board determined that Ms. Shirley Kiang, Messrs. Dennis Bracy, Norman Mineta, Jingcai Yang and Dr. Syd S. Peng were the independent directors.

Additionally, the Board has determined that Mr. Ian Robinson was independent for all of fiscal year ending April 30, 2011. He became a non-independent Member of the Board on June 30, 2011, upon his appointment as the Company’s CFO.

1.       Audit Committee

The Board of Directors created the Audit Committee in 2008.  The Audit Committee consisted of Ms. Shirley Kiang, MBA, Dr. Syd Peng and Mr. Dennis Bracy.  The Board of Directors determined that Ms. Shirley Kiang, MBA, was an “audit committee financial expert” as defined under Item 407(d) of Regulation S-K.  As more fully described in its charter, the Audit Committee’s responsibilities include:  1) monitoring the quality, reliability and integrity of the accounting policies and financial statements of the Company; 2) overseeing the Company’s compliance with legal and regulatory requirements; 3) reviewing the independence, qualifications and performance of the Company’s internal and external auditors, 4) overseeing the performance of the Company’s internal audit function and independent auditors and, 5) preparing an audit committee report as required by the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.  The Audit Committee charter is posted on our website at www.llenergyinc.com/Corporategovernance.html

2.       Nominating & Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Company is appointed by the Board of Directors.  The Nominating and Corporate Governance Committee consisted of Messrs. Norman Mineta and Dennis Bracy and Dr. Syd Peng (Chair).  The Nominating & Corporate Governance Committee has a written charter describing its functions and responsibilities which include:  1) assist the Board in identifying individuals qualified to become members of the Board and executive officers of the Company, 2) select, or recommend that the Board select, director nominees for election as directors by the stockholders of the Company; 3) develop and recommend to the Board a set of effective governance policies and procedures applicable to the Company; 4) lead the Board in its annual review of the Board’s performance; 5) recommend to the Board director nominees for each committee, 6) make recommendations regarding committee purpose, structure and operations, and 7) oversee and approve a management continuity planning process.  The Nominating & Corporate Governance Committee charter is posted on our website at www.llenergyinc.com/Corporategovernance.html.

3.       Compensation Committee

The Compensation Committee of the Company is appointed by the Board of Directors to assist the Board in discharging its responsibilities relating to compensation of the directors and executive officers of the Company.  The Compensation Committee consisted of Ms. Shirley Kiang, MBA, (Chair) and Mr. Dennis Bracy.  The Compensation Committee has a written charter for its members describing specific powers and duties which include:  1) to review and approve the Company’s overall compensation philosophy and policies for executive officers of the Company and its subsidiaries generally; and to review, approve and recommend the compensation of the CEO (including salary, bonuses and benefits) for approval by the directors serving on the Board who satisfy the Independence Requirements; 2) to review and approve the corporate goals and objectives relevant to the compensation of the CEO, with the primary overall objectives of the Company’s executive compensation program focused on attracting, retaining and motivating the Company’s management and providing a strong link between executive compensation and performance. 3) to request that management obtain information in order for the Committee to assess executive compensation, 4) to oversee, review, monitor and make recommendations to the Board with respect to compensation plans, equity-based plans and plans pertaining to incentive compensation, pensions, benefits and retirement savings and to exercise all the authority of the Board with respect to the administration and interpretation of such plans; 5) to review and approve all equity- and cash-based awards pursuant to the Company’s plans; 6) to review and approve any employment contract or related agreement, such as a severance arrangement or a supplementary pension, for any executive officer; 7) to review director compensation, if any, and recommend from time to time to the Board any proposed changes to such compensation; 8) to review periodically the need for a Company policy regarding compensation paid to the Company’s executive officers in excess of limits deductible under Section 162(m) of the Code; 9) to serve as a counseling committee to the CEO of the Company regarding compensation matters and such other matters as the Board may from time to time direct; 10) to review the procedures and policies of the Company designed to ensure compliance with applicable laws and regulations relating to compensation of executive officers and to monitor the results of these compliance efforts; 11) to maintain minutes or other records of meetings and activities of the Committee and to report to the Board following meetings of or actions taken by the Committee; 12) to have prepared and to review and discuss with management the Company’s compensation discussion and analysis disclosure required by the SEC and, based on this review and discussion, recommend to the Board the inclusion of such disclosure in the Company’s proxy statement or annual report on Form 10-K, in accordance with applicable rules and regulations promulgated by the SEC, the NASDAQ and other regulatory bodies; 13) to produce a compensation committee report on executive officer compensation as required by the SEC to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC; 14) to conduct or authorize investigations into any matters within the Committee’s purpose and powers; 15) to review and reassess the powers of the Committee and the adequacy of this Charter periodically and recommend any proposed changes to the Board for approval; 16) to conduct an annual performance review and evaluation of the Committee; 17) to consider such other matters in relation to the compensation polices of the Company as the Committee or the Board may, in its discretion, determine to be advisable.  The Compensation Committee charter is posted on our website at www.llenergyinc.com/Corporategovernance.html.

Currently, Dickson V. Lee, Chairman of the Board of Directors, is the only member of the Board who holds over 5% of the Company’s common shares.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The majority of the Board of Directors asks shareholders for their advisory vote on the compensation of our named executive officers, as we have described in the “Executive Compensation” section of this proxy statement. The Company is asking its stockholders to indicate their support for its named executive officer compensation as described in this Proxy Statement. This proposal, commonly referred to as a "say-on-pay proposal," gives you as a stockholder the opportunity to approve or not approve the compensation of the named executive officers that is disclosed in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and for the philosophy, policies and practices described in this Proxy Statement. Accordingly, the Company is asking stockholders to vote "FOR" the following resolution:

        "RESOLVED, that the stockholders of L & L Energy, Inc. approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to the compensation rules of the SEC, including the compensation discussion and analysis, compensation tables and narrative discussion.

        This item is being presented pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This say-on-pay vote is advisory and therefore is not binding on the Company, the Compensation Committee or the Board. The Board and the Company's Compensation Committee value the opinions of our stockholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in the Proxy Statement, the Company, the Board and the Compensation Committee will consider the results of the vote in future compensation deliberations.

The Board of Directors unanimously recommends that you vote FOR this proposal.

PROPOSAL 3

Advisory Vote on L&L Energy, Inc. Common Stock being Dual Listed on a Secondary Exchange

The majority of the Board of Directors asks shareholders for their advisory vote on giving L&L Energy, Inc.’s Management discretion on dual listing L&L Energy, Inc’s common stock and/or its stock derivatives on a secondary stock exchange such as the Hong Kong Stock Exchange (HKEx) or the Taiwan Depository Receipt (TDR) or other form of listings outside of United States, pending final approval from the Company’s Board of Directors.. Due to the increasingly low share price of many China-related companies in US stock exchanges, low P/E ratios, and increasing cost of capital via fundraising, the Board of Directors feels that having L&L Energy, Inc. common stock listed on a secondary exchange is strategically advantageous. In doing so, the goals would be to bring additional value and liquidity to shareholders and enhance the Company’s image as an internationally, dual listed energy company.

The Board unanimously recommends that shareholders vote FOR the advisory approval of giving management discretion to dual list L&L Energy, Inc. common stock and/or its stock derivatives on a secondary exchange, such as the Hong Kong Stock Exchange (HKEx) or Taiwan Depository Receipt (TDR), pending final approval from the Company’s Board of Directors.

AUDIT MATTERS

Fees of Independent Registered Public Accounting Firm

                For work performed in regard to the fiscal years ended April 30, 2012 and 2011, we paid Kabani & Co., Inc. the following fees for services, as categorized:

	2012	2011
Audit fees(1)	$387,500	$476,000
Audit-Related fees(2)	$108,700	$25,850
Tax fees	$0	$0
All other fees(3)	$100,300	$0

___________________

(1) Includes fees for audit services principally relating to the annual audit and quarterly reviews.

(2) Includes fees related to valuation fees.

(3) Includes legal fees for preparation of annual audit and quarter reviews.

The charter of our Audit Committee provides that it has the sole authority to review in advance and grant any pre-approvals of (i) all auditing services to be provided by the independent auditor, (ii) all significant non-audit services to be provided by the independent auditors as permitted by Section 10A of the Securities Exchange Act of 1934 and (iii) all fees and the terms of engagement with respect to such services. All audit and non-audit services performed by Kabani & Co., Inc. during the fiscal year ended April 30, 2012 were pre-approved pursuant to the procedures outlined above.

Legal Proceedings of Directors and Executive Officers

(a) Except as described in paragraph (b) below, during the past ten years, none of the Company’s directors or executive officers has been:

•         the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•         convicted in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

•         subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•         found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, that has not been reversed, suspended, or vacated;

•         subject of, or a party to, any order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of a federal or state securities or commodities law or regulation, law or regulation respecting financial institutions or insurance companies, law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•         subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

(b) The officers and directors of the Company were subject to the following orders during the past 10 years:

•         In March 2006, the California Corporation’s Commissioner issued an administrative order prohibiting Mr. Dickson V. Lee from making offers or sales of securities in California unless and until such shares have been qualified, effecting transactions as broker-dealer of the Company’s securities until Mr. Lee was registered as a broker-dealer, or offering or selling or buying or offering to buy any security in California by means of any misleading statement.  Mr. Lee has been in compliance with the order since its issue.

•         In February 2007, Dickson V. Lee was prohibited by FINRA from practicing as a broker by FINRA for one year.  The one-year period has since been completed and Mr. Lee is eligible to hold a broker license should he so choose.

•         In April 2007, the Department of Banking of the State of Connecticut issued a consent order against the Company and its officers ordering (i) the Company and its officers to refrain from violations of state securities laws, (ii) prohibiting the Company from selling securities in or from Connecticut for ten years and (iii) payment of an administrative fine. On November 9, 2009, the Department of Banking granted the Company the relief and entered an order modifying the consent that the Company is permitted to sell securities so long as it complies with the terms of the order.

No director, officer or affiliate of the Company, or any record or beneficial owner of 5% or more of the Company’s common stock, or any associate of such persons, is an adverse party in any material proceeding to, or has a material interest adverse to, the Company or any of its subsidiaries.

Stockholder Communications with Our Board of Directors

Stockholders may communicate directly with our Board of Directors by writing to them: c/o L & L Energy, Inc. 130 Andover Park East, Suite 200, Seattle, WA 98188. Unless the communication is marked “confidential”, our Secretary will monitor these communications and provide appropriate summaries of all received messages to the chairperson of our Nomination Committee. Any stockholder communication marked “confidential” will be logged as “received,” but will not be reviewed by the Secretary. Such confidential correspondence will be immediately forwarded to the Chairperson of the Nomination Committee for appropriate action. Where the nature of a communication concerns questionable accounting or auditing matters directed directly to the Audit Committee, our Secretary will log the date of receipt of the communication as well as (for non-confidential communications) the identity of the correspondent in the Company’s shareholder communications log.

                                    COMPENSATION OF EXECUTIVE OFFICERS

The Summary Compensation Table for the year ended April 30, 2012 is summarized as follows:

Summary Executive Compensation Table

Name and Principal Position	Year	Base Salary	Stock Awards	Option Awards(3)	Non-Equity Awards	Total

Dickson V. Lee, Chairman of the Board and Chief Executive Officer(4)	2012	$250,000	-	-	-	$250,000

	2011	$200,000	$1,033,702 (2)	-	-	$1,233,702

	2010	$174,503	-	$41,729	$16,667	$232,899

Ian Robinson, CFO	2012	$139,667	$6,667 (1)	-	-	$146,334

	2011	$64,000	$16,000 (1)	-	-	$80,000

	2010	$36,000	$9,000	$35,510	-	$80,510

Clayton Fong, Executive Vice President - US Operations	2012	$216,288	$168,500 (5)	-	-	$384,788

	2011	$250,000	$592,900 (2)	-	$102,000	$944,900

	2010	$75,000	$49,000	-	$5,865	$129,865

Edmund Moy, Vice President –Corporate Infrastructure	2012	$198,750	$342,330 (6)	-	-	$541,080

	2011	$120,313	-	-	-	$120,313

	2010	-	-	-	-	-

*The four listed above are the only executive officers of the Company.

___________________

(1) The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended April 30, 2011 & 2012, in accordance with Financial Accounting Standards Board ASC Topic 718, of restricted stock awards issued to the named directors.  For restricted stock awards, fair value is calculated using the closing price on the grant date.

(2) Bonus amounts reported herein are for services performed in the fiscal year ending April 30, 2011. These amounts were not awarded to the recipients until they were approved on September 15, 2011 at the Annual Meeting of Shareholders.

(3) The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended April 30, 2011, in accordance with Financial Accounting Standards Board Statement FAS 123(R), of Warrants issued including amounts from outstanding warrant awards granted during and prior to fiscal 2011.  No warrants were issued to or forfeited by any of the executive officers during fiscal 2012.  These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that may be recognized by the executive officers.

(4) $250,000 of $400,000 base salary paid in Cash and $150,000 accrued and not yet paid.

 (5)50,000 shares ($168,500) stock bonus vested and issued.

(6)33,333 shares ($342,330) stock bonus vested and issued.

CERTAIN RELATIONSHIPS

Family Relationships

Mr. Norman Lee, General Manager, China Operations, is brother to Dickson Lee.

Employment Agreements

Mr. Dickson V. Lee, Chairman and CEO, base salary was increased to $400,000 in fiscal year 2011. No change was made to compensation for fiscal year 2012. Mr. Lee is entitled to standard benefits of the Company. In the event of Termination without Cause, Resignation by Employee for Good Reason, or Resignation as a Result of Change of Control, Mr. Lee is entitled to base salary, awarded bonuses, earned benefits, acceleration of any unvested warrant awards which will immediately vest and become exercisable, reimbursement of COBRA benefits for six (6) months.  Mr. Lee does not have any outside business activities. Any outside activities, if any, must be secondary to his employment with the Company, and should be disclosed to the Board of Directors. The Company will use commercially reasonable efforts to insure Mr. Lee under the Company’s Directors and Officers Liability Insurance Policy and the Company agrees to indemnify Mr. Lee in connection with his service as an officer of the Company.

Mr. Ian G. Robinson, CFO, entered into a letter agreement confirming his employment as of July 1, 2011. The contract is a one year term expiring on June 30, 2012. Mr. Robinson has outside business activities that he has disclosed and will continually be disclosed to the Company. His compensation is $150,000 per year, inclusive of his director’s fees and an award of 100,000 shares vested quarterly, over three years. The shares will be issued once a year, beginning on the first year anniversary date. Additional bonuses at year end will be at the discretion of the CEO, and subject to approval by the Board of Director’s Compensation Committee.  Pursuant to his letter agreement, Mr. Robinson is an insider of the Company and agrees to sign the Company’s Non- Disclosure Agreement.

Mr. Clayton Fong, Executive Vice President US Operations, base salary was increased to $250,000 for fiscal year 2011. On March 19, 2012, Mr. Fong’s base annual salary was decreased to $162,500, plus benefits on a half time basis. Mr. Fong annual compensation of fiscal year 2012 is $216,288. September 3, 2011, the company granted Mr. Fong 150,000 shares over three year. 50,000 of 150,000 shares has been vested and issued during fiscal year 2012. Additional bonuses at year end will be at the discretion of the CEO, and subject to approval by the Board of Director’s Compensation Committee.  Pursuant to his letter agreement, Mr. Fong is an insider of the Company and agrees to sign the Company’s Non- Disclosure Agreement.

Mr. Edmund Moy, Vice President Corporate Infrastructure, entered into a letter agreement on December 13, 2010,

Mr. Moy’s annual compensation has been reduced to $180,000 plus benefits. The company vested and issued 33,333 of 100,000 shares common stock January 10, 2012. Additional bonuses at year end will be at the discretion of the CEO, and subject to approval by the Board of Director’s Compensation Committee.  Pursuant to his letter agreement, Mr. Moy is an insider of the Company and agrees to sign the Company’s Non- Disclosure Agreement.

Board Member Contracts

Each member of the Board of Directors of the Company is required to sign a Board Member Contract.  Pursuant to the Board Member Contract, Directors serve a term which expires on the earlier of one year or until the next annual shareholders’ meeting, at which time such Director’s one-year term expires and such Director is subject to re-election.  The Board Member Contract provides that the Directors may be appointed to sit on a committee of the Board of the Directors.  The Board Member Contract sets forth the annual compensation for Directors, currently as follows: $60,000 (prorated if less than one year of service); and for serving as a Committee Chair an additional $20,000 annually, prorated, if less than one year of service.  Although the contract provides that payment will be made 80% in cash and 20% in stock by value, the Board recently approved payment in such proportion of cash and stock as each Board member may prefer.  Director compensation is subject to change by the Company’s Compensation Committee.  The Board Member Contract also sets forth the responsibilities of each of the Director and Company with respect to the directorship.

Mr. Norman Y. Mineta entered into a Board Member Contract with the Company on August 4, 2010 with the same term as provided in the form of Board Member Contract described above. Pursuant to such contract, Mr. Mineta accepted appointment as Vice-Chairman of the Board and Chair of the Nominations Committee and is entitled to receive additional compensation for his role as Vice-Chairman, for recognition of past experience and stature and for additional time commitments. Mr. Mineta's regular 12 month compensation will be $250,000 per year which is payable 50% ($125,000) in cash and 50% ($125,000) in stock during fiscal year 2012.  Mr. Mineta's Board Member Contract is subject to change by the Company's Compensation Committee.

Director Compensation

This section provides information regarding the compensation for directors (in respect of services only as a director in the case of Messrs. Dickson Lee and Robert Lee) and amounts paid and securities awarded to these directors during fiscal 2012.  Directors may, at their option, elect to receive their total compensation in any ratio of cash to equity.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option/Warrant Awards(2) ($)	Total ($)

Dickson V. Lee	-	-	-	-
Norman Mineta	162,502	70,833	-	233,335
Shirley Kiang	64,000	16,000	-	80,000
Ian Robinson	-	-	-	-
Dennis Bracy	64,000	16,000	-	80,000
Robert Lee	36,000	8,000	-	44,000
Syd S. Peng	26,000	40,000	-	66,000
Edmund Moy	-	-	-	-
Robert Okun	15,000	-	-	15,000
Andrew Leitch	-	3,323	-	16,612
Jingcai Yang	-	-	-	-

___________________

(1) The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended April 30, 2012, in accordance with Financial Accounting Standards Board ASC Topic 718, of restricted stock awards issued to the named directors.  For restricted stock awards, fair value is calculated using the closing price on the grant date. For information regarding the number of restricted stock units held by each director as of April 30, 2012, see the column “Stock Awards Outstanding” in the table below.

(2) The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended April 30, 2012, in accordance with Financial Accounting Standards Board Statement FAS 123(R),

of Warrants issued including amounts from outstanding warrant awards granted during and prior to fiscal 2012.  No warrants were forfeited by any of the directors during fiscal 2012.  These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that may be recognized by the directors. For information regarding the number of warrants held by each director as of April 30, 2012, see the column “Warrants Outstanding” in the table below.

The directors held the following numbers of stock awards and warrant awards as of April 30, 2012:

Director	Stock Awards Outstanding	Options/Warrants Outstanding
Dickson V. Lee	0	0
Shirley Kiang	0	69,666
Ian Robinson	0	23,000
Dennis Bracy	0	40,000
Robert Lee	0	19,250
Robert Okun	0	1,000
Andrew Leitch	0	0
Edmund Moy	0	0
Syd S. Peng	0	0
Jingcai Yang	0	0

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and any person who owns more than 10% of our common stock, to file with the SEC initial reports of ownership of our common stock within 10 days of becoming a director, executive officer or greater than 10% stockholder, and reports of changes in ownership of our common stock before the end of the second business day following the day on which a transaction resulting in a change of ownership occurs. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to provide us with copies of all Section 16(a) forms they file.

The company is currently reviewing the stock ownership and transaction filings of its directors and executive officers.  The company is currently aware of non-compliance with the section 16(a) beneficial ownership reporting requirements and is assisting all officers and directors with making the necessary filings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information as of July 31, 2012 with respect to persons known to the Company to be the beneficial owners of more than 5% of its voting securities and with respect to the beneficial ownership of such securities by each director of the Company and by all directors and executive officers of the Company as a group.  Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of July 30, 2012 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person.  To the best of our knowledge, subject to community and martial property laws, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

Class of Stock	Name and Address(1) of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Executive Officer(s) and Directors
Common	Dickson V. Lee(2) 130 Andover Park East, Suite 200 Seattle, Washington 98188	7,191,876	19.32%
Common	Dennis Bracy(3)	50,098	*
Common	Shirley Kiang(4)	261,783	*
Common	Ian Robinson(5)	95,566	*
Common	Clayton Fong(6)	185,714	*
Common	Edmund Moy	33,333	*
Common	Norman Y. Mineta(7)	49,461	*
Common	Syd S. Peng(8)	22,685	*
Common	Jingcai Yang(9)	7,046	*
Common	All Officers and Directors, (9 persons)	7,897,562	21.22%

* less than one percent.

_________________

 (1) Address is needed in the case of the individual holds five percent.

(2) Includes warrants to purchase 26,250 shares of common stock that are presently exercisable.

(3) Includes options to purchase 40,000 shares of common stock that are presently exercisable and 2,286 shares of common stock that Mr. Bracy has a right to receive as compensation for the first fiscal quarter ending July 31, 2012.

(4) Includes warrants to purchase 84,666 shares of common stock that are presently exercisable and 2,286 shares of common stock that Ms. Kiang has a right to receive as compensation for the first fiscal quarter ending July 31, 2012.

(5) Includes warrants to purchase 23,000 shares of common stock that are presently exercisable.

(6) Includes warrants to purchase 37,813 shares of common stock that are presently exercisable.

(7)Includes 17,858 shares of common stock that Mr. Mineta has a right to receive as compensation for the first fiscal quarter ending Juley 31, 2012.

(8) Includes 6,858 shares of common stock as compensation for the first fiscal quarter ending July 31, 2012.

(9)Includes 2,046 shares of common stock as compensation for the first fiscal quarter ending July 31, 2012.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis describes our compensation program as it relates to our Named Executive Officers set forth below in the Summary Compensation Table. In this Compensation Discussion and Analysis, we first discuss the objectives of our executive compensation program. Next, we review the process our Compensation Committee follows in deciding how to compensate our Named Executive Officers. We then provide a brief overview of the specific elements of our compensation program. Lastly, we present a detailed discussion and analysis of our Compensation Committee's specific decisions about the compensation of our Named Executive Officers for fiscal year 2012.

Objectives of Our Executive Compensation Program

The design and operation of our executive compensation program reflect the following objectives, established by our Compensation Committee with input from our Board and other management team members:

•   to recruit and retain talented leadership;

•   to tie executive compensation with stockholder value;

•   to emphasize performance-based compensation ; and

•   to maintain an executive compensation program that encourages our Named Executive Officers to adhere to high ethical standards.

How Our Executives' Compensation is Determined

Our Compensation Committee develops, reviews, and approves each element of compensation for each of our Named Executive Officers. The Compensation Committee also regularly assesses the effectiveness and competitiveness of the program and the elements that we use to determine compensation.

In the first quarter of each year, the Compensation Committee generally reviews the previous year's performance of each of our Named Executive Officers. In connection with this review, the Compensation Committee generally reviews and adjusts, as appropriate, annual base salaries for our Named Executive Officers, determines their annual discretionary incentive bonuses based on their prior year's performance and reviews their total compensation against market data. The Compensation Committee also, on occasion, meets with our Chief Executive Officer to obtain recommendations with respect to the Company's compensation programs and practices generally. The Compensation Committee considers, but is not bound to accept, management's recommendations with respect to Named Executive Officer compensation.

The Compensation Committee discusses our Chief Executive Officer's compensation package with him, but makes decisions with respect to his compensation without him present. The Compensation Committee has the ultimate authority to make decisions with respect to the compensation of our Named Executive Officers.

Our Compensation Committee reports to our Board on the major items covered at each Compensation Committee meeting.

In making compensation decisions, it has been the practice of the Compensation Committee to review the historical levels of each element of a Named Executive Officer's total compensation and to compare each element with that of other named executive officers in an appropriate market comparison group, which includes other comparable energy companies within our industry of similar size in terms of revenue and market capitalization. The comparison of each Named Executive Officer's compensation to market compensation data has been prepared by executive compensation consultants.  Even though the Compensation Committee has reviewed market compensation data, we do not believe that it is appropriate to establish compensation levels based solely on benchmarking. Our Compensation Committee relies upon the judgment of its members in making compensation decisions, after reviewing the performance of the Company and carefully evaluating each Named Executive Officer's performance during the year against leadership qualities, operational performance, business responsibilities, career with the Company, current compensation arrangements, and long-term potential to enhance stockholder value. While competitive market compensation paid by other companies is one of the many factors that the Compensation Committee considers in assessing the reasonableness of compensation, the Compensation Committee does not attempt to maintain a certain target percentile within a peer group or otherwise rely entirely on that data to determine Named Executive Officer compensation. Instead, the Compensation Committee incorporates flexibility into our compensation programs and in the assessment process to respond to and adjust for the evolving business environment. We strive to achieve an appropriate mix between equity incentive awards and cash payments in order to meet our objectives, however we do not rigidly apply any particular apportionment goal and it does not control our compensation decisions. Our mix of compensation elements is designed to reward recent results and motivate long-term performance through a combination of cash and equity incentive awards. We believe the most important indicator of whether our compensation objectives are being met is our ability to motivate our Named Executive Officers to deliver superior performance and to retain them to continue their careers with the Company on a cost-effective basis.

Our Compensation Committee considers the possible tax consequences to the Company and to its executives of our compensation programs, the accounting consequences to the Company of different compensation decisions and the impact of such decisions on stockholder dilution. With respect to the tax consequences to the Company, the Compensation Committee considers the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our Named Executive Officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the Named Executive Officers, unless compensation is qualified performance based compensation within the meaning of Section 162(m). Where reasonably practicable, our Compensation Committee and Board seeks to qualify the variable compensation paid to our Named Executive Officers for an exemption from the deductibility limitations of Section 162(m). In approving the amount and form of compensation for our Named Executive Officers, our Compensation Committee will continue to consider all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m). However, to maintain maximum flexibility in designing compensation programs, the Compensation Committee will not limit compensation to those levels or types of compensation that are intended to be deductible or that lead to a particular accounting result or level of stockholder dilution.

Our Compensation Committee structures our executive compensation program in a manner that it believes does not promote inappropriate risk taking by our executives, but rather encourages management to take a balanced approach, focused on achieving our corporate goals.

Elements of Our Executive Compensation Program

We maintain an executive compensation program for our Named Executive Officers comprised of fixed and performance-variable elements. There are four main elements of each Named Executive Officer's total compensation that address and fulfill the objectives set forth above. These elements, described in more detail below, are:

•   base salary;

•   annual discretionary incentive bonus;

•   long-term equity incentives; and

•   perquisites, health and welfare benefits and other compensation.

The compensation that each Named Executive Officer receives is a combination of these elements. The Company has chosen these elements because they align the interests of our stockholders with those of our Named Executive Officers by focusing on compensation that includes pay that links individual performance to the Company's performance, short-term and long-term performance goals, equity-based benefits that promote an ownership mentality with the Company, and benefits that ensure healthy and productive employees.

Named Executive Officers' Fiscal Year 2012 Compensation

Base Salaries

In general, base salaries for our Named Executive Officers are initially established through arms-length negotiation at the time the executive is hired, taking into account such executive's qualifications, experience, prior salary and competitive salary information for companies that are comparable to ours. Base salaries of our Named Executive Officers are reviewed annually and adjustments to base salaries are based on the scope of an executive's responsibilities, individual contribution, prior experience and sustained performance. Decisions regarding salary increases generally take into account the Named Executive Officer's current salary and the amounts paid to the Named Executive Officer's peers outside the company. In addition to considering the competitive pay practices of other companies, we also consider the amounts paid to a Named Executive Officer's peers inside the Company by conducting an internal analysis which compares the pay of each Named Executive Officer to other members of the management team. Base salaries are also reviewed in the case of promotions or other significant changes in responsibility. Base salaries are not automatically increased if the Compensation Committee believes that other elements of compensation are more appropriate in light of our stated objectives. This strategy is consistent with our intent of offering compensation that is both cost-effective and contingent on the achievement of performance objectives.

The base salaries paid to all of our Named Executive Officers for fiscal 2012 are set forth in the “Summary Executive Compensation Table” above.

Annual Discretionary Incentive Bonuses

It is the Compensation Committee's objective to ensure that performance bonuses made to the Named Executive Officers are tied to the Company's overall financial performance and stockholder value. The Company's practice has been to determine and pay annual discretionary incentive bonuses for performance during a particular fiscal year following the end of the fiscal year. Such determination is made within the complete discretion of the Compensation Committee, based on the Compensation Committee's retrospective review of both the Company's performance and the individual Named Executive Officer's performance for the fiscal year. No pre-established formula is followed by the Compensation Committee for determining whether and the extent to which any employee may receive a bonus. More specifically, the Compensation Committee does not prospectively establish individual or Company-wide qualitative or quantitative targets that must be achieved in order for Named Executive Officers to earn a bonus under the annual discretionary incentive bonus program. This structuring of discretionary performance bonuses based on a pay-for-performance method motivates and rewards the Named Executive Officers for their contributions to strong annual business performance by making a substantial portion of their total cash compensation received variable and dependent upon the Company's annual financial performance, as determined at the discretion of the Compensation Committee.

Long-Term Equity Incentives

The goals of our long-term, equity-based incentive awards are to align the interests of our Named Executive Officers with the interests of our stockholders and to provide each Named Executive Officer with an incentive to manage the Company from the perspective of an owner with an equity stake in the business. Because vesting is based on continued service, our equity-based incentives also facilitate the retention of our Named Executive Officers through the vesting period of the awards. In determining the size of the long-term equity incentives to be awarded to our Named Executive Officers, our Compensation Committee may take into account a number of internal factors, such as the relative job scope, the value of existing long-term incentive awards, individual performance history, prior contributions to the Company, the size of prior grants and competitive market data. Based upon some or all of these factors, the Compensation Committee determines the size of the long-term equity incentives at levels it considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.

To reward and retain our Named Executive Officers in a manner that best aligns employees' interests with stockholders' interests, our Compensation Committee uses stock options as the primary incentive vehicle for long-term compensation opportunities. We believe that issuing stock options is an effective tool to meet one of the objectives of our compensation program by increasing long-term stockholder value through the tying of the value of the stock options to our future financial performance. Because stock option recipients are only able to profit fromstock options if our stock price increases relative to the stock option's exercise price, we believe that stock options provide meaningful incentives to achieve an increase in the overall value of our stock over time.

Consistent with the process in place in prior years, annual grants of options to the Named Executive Officers are typically approved by the Compensation Committee during the fourth quarter of the year. While the vast majority of stock option awards to our Named Executive Officers have been made pursuant to this annual process, the Compensation Committee retains the discretion to make stock option awards to Named Executive Officers at other times, including in connection with the hiring of a Named Executive Officer, for retention purposes or for other circumstances recommended by management or the Compensation Committee.

Consistent with the practice for all of our employees, the exercise price of each stock option grant made to a Named Executive Officer is the fair market value of the Company's common stock on the grant date, which our equity incentive plans determine to be the closing price of our common stock on the NASDAQ Global Market on the date of grant. Except as otherwise described in this proxy statement, stock option awards to our Named Executive Officers typically vest over a five-year period as follows: 20% of the shares underlying the option vest upon the completion of each year of service on each of the first through fifth annual anniversaries of the vesting commencement date.

Perquisites, Health and Welfare Benefits and Other Compensation

The establishment of competitive benefit packages for our Named Executive Officers is an important factor in attracting and retaining highly qualified personnel. Our Named Executive Officers are eligible to participate in all of our employee benefit plans, including but not limited to medical, dental, vision, in each case on the same basis as other employees. We believe that these health and welfare benefits help ensure that the company has a productive and focused workforce through reliable and competitive health and other benefits.

We do not generally provide significant perquisites or personal benefits to our Named Executive Officers with the exception that vehicles are provided to several executives for their use.

Change In Control Agreements

The Company’s 2010 Stock Incentive Plan provides that, if the Company is a party to a merger, reorganization or other corporate transaction, outstanding awards shall be subject to the agreement providing for such merger, reorganization or corporate transaction.  Such agreement need not provide for uniform treatment of awards (or portions thereof) and may provide, without limitation, for the assumption of outstanding awards (or portions thereof) by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with or without consideration, in all cases without the consent of the participant.

The Compensation Committee may determine, at the time of grant of an award or thereafter, that such award shall become vested and exercisable, in full or in part, in the event of a change in control.

Stock Ownership Guidelines

We have not adopted stock ownership guidelines. We currently do not require our directors or executive officers to own a particular amount of our common stock. Our Compensation Committee is satisfied that stock and option holdings among our directors and executive officers are sufficient at this time to provide motivation and to align this group's interests with those of our stockholders.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Ms. Shirley Kiang (Chair) and Mr. Dennis Bracy.  No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

REPORT OF THE COMPENSATION COMMITTEE

The information set forth in this Report of the Compensation Committee shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting materials” or to be “filed” with the SEC or subject to Regulations 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.

The Compensation Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis contained in this Proxy Statement with management.  Based on this review and discussion, the Compensation Committee recommended to the Board that such Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the members of the Compensation Committee of the Board of Directors,

Ms. Shirley Kiang, Chair

Mr. Dennis Bracy

REPORT OF THE AUDIT COMMITTEE

The information set forth in this Report of the Audit Committee shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting materials” or to be “filed” with the SEC or subject to Regulations 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.

The Audit Committee of the Board of Directors is comprised of the directors named below.  Each member of the Audit Committee is an independent director as defined by NASDAQ rules.  A written charter adopted by the Board of Directors governs the Audit Committee’s activities.  The Audit Committee has reviewed and discussed our audited financial statements with management, which has primary responsibility for the financial statements.

Kabani & Co., Inc., our independent registered public accounting firm, is responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States of America.  The Audit Committee has discussed with Kabani & Co., Inc. the matters required to be discussed by the statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, which includes, among other items, matters relating to the conduct of an audit of our financial statements.  The Audit Committee has received the written disclosures and the letter from Kabani & Co., Inc. required by the Public Company Accounting Oversight Board regarding Kabani & Co., Inc.’s communications with the Audit Committee concerning independence and has discussed with Kabani & Co., Inc. their independence from the Company.  Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2012 and in our fiscal year 2012 Annual Report to Stockholders.

Submitted by the majority of members of the Audit Committee of the Board of Directors,

Ms. Shirley Kiang

Mr. Dennis Bracy

Mr. Syd Peng

ANNUAL REPORT

The Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2012 (including any amendments, “Annual Report”), as filed with the SEC, excluding exhibits, is available to stockholders on the Company’s website at www.llenergyinc.com. We will furnish the Annual Report free of charge to any stockholder upon written request to the Company at 130 Andover Park East Suite 200, Seattle, WA 98188. The Annual Report is not incorporated in, and is not a part of, this Proxy Statement and is not proxy-soliciting material. We encourage you to review the Annual Report together with any later information that we file with the SEC and other publicly available information. Documents we file with the SEC may be reviewed and/or obtained through the SEC’s Electronic Data Gathering Analysis and Retrieval System, which is publicly available through the SEC’s website at www.sec.gov.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

To be considered for inclusion in next year's proxy statement, stockholder proposals must be received at our principal executive offices no later than the close of business on April 18, 2013.  However, if the Company schedules its 2013 Annual Meeting of Stockholders earlier than August 16, 2013, or later than October 15, 2013, then the deadline for stockholder proposals will be a reasonable time before the Company begins to print and send its proxy materials to stockholders.  The Company reserves the right to exclude stockholder proposals pursuant to SEC rules, or if untimely.  Stockholders continuously holding at least 1% of $2,000 in market value of the issued and outstanding shares of a class of our securities for at least one year are eligible to submit proposals.

Notice of intention to present a proposal at the 2013 Annual Meeting should be addressed to the Chief Executive Officer, L & L Energy, Inc., 130 Andover Park East, Suite 200, Seattle, Washington 98188.  We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.  Any stockholder proposal for next year's annual meeting submitted after the deadline described above will not be considered filed on a timely basis.  For proposals that are not timely filed, we retain discretion to vote the proxies we receive.  For proposals that are timely filed, we retain discretion to vote the proxies we receive, provided that (i) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (ii) the proponent does not issue a proxy statement.

OTHER MATTERS

The majority Board of Directors does not know of any other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting or any adjournment thereof, the proxy holders named in the accompanying proxy card will have discretionary authority to vote all proxies in accordance with their best judgment with respect to any such matters.

By Order of the majority Board of Directors,

 /s/ Dickson V. Lee

Dickson V. Lee, Chairman & Chief Executive Officer

Seattle, WA

August 10, 2012